EXHIBIT 10.8

                             STOCK OPTION AGREEMENT

     This Stock Option Agreement is made as of October 1, 2002 by and between Assure Energy, Inc. (the "Corporation"), and Primoris Group Inc., an Ontario corporation (the "Optionee").

                                    RECITALS

     A. Pursuant to Optionee's September 17, 2002 Consulting Agreement with the Corporation, (the "Consulting Agreement"), the Corporation's board of directors has agreed to grant stock options to the Optionee to purchase shares of the Corporation's common stock (the "Shares"). The stock options granted herein are not "incentive stock options" under Section 422 of the Internal Revenue Code of 1986, as amended.

NOW THEREFORE, specifically incorporating these recitals herein, it is agreed as follows:

                                    AGREEMENT


                                    SECTION 1
                                GRANT OF OPTIONS


1.1 NUMBER OF SHARES. Subject to the terms and conditions of this Agreement and the Consulting Agreement, the Corporation grants to Optionee, Options to purchase from the Corporation two hundred thousand (200,000) shares (the "Option Shares").

1.2 EXERCISE PRICE. Each Option Share is exercisable at a price of US $2.75 per share (the "Option Price").

1.3     TERM.  The  Expiration Date for all Options shall be September 30, 2004.

1.4     VESTING.  The  options  vest  upon  issuance.

1.5 CONDITIONS OF OPTION. The Options may be exercised immediately upon vesting, subject to the terms and conditions as set forth in this Agreement and the Consulting Agreement.

                                    SECTION2
                               EXERCISE OF OPTION

2.1 DATE EXERCISABLE. The Options shall become exercisable by Optionee in accordance with Section 1.4 above.

2.2 MANNER OF EXERCISE OF OPTIONS AND PAYMENT FOR COMMON STOCK. The Options may be exercised by the Optionee, in whole or in part, by giving written notice to the Secretary of the Corporation, setting forth the number of Shares with respect to which Options are being exercised. The purchase price of the Option Shares upon exercise of the Options by the Optionee shall be paid in full in cash.


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2.3     STOCK  CERTIFICATES.  Promptly after any exercise in whole or in part of the Options by Optionee, the Corporation shall deliver to Optionee a certificate or certificates for the number of Shares with respect to which the Options were so exercised, registered in Optionee's name.

                                    SECTION 3
                               NONTRANSFERABILITY

3.1     RESTRICTION.  The  Options  are  not  transferable  by  Optionee.

                                    SECTION 4
                   NO RIGHTS AS SHAREHOLDER PRIOR TO EXERCISE

4.1 Optionee shall not be deemed for any purpose to be a shareholder of Corporation with respect to any shares subject to the Options under this Agreement to which the Options shall not have been exercised.

                                    SECTION 5
                               REGISTRATION RIGHTS

5.1 Piggyback registration rights shall apply to the Option Shares as set forth in Section 6.5 of the Consulting Agreement.

                                    SECTION 6
                            MISCELLANEOUS PROVISIONS

6.1 DISPUTES. Any dispute or disagreement that may arise under or as a result of this Agreement, or any question as to the interpretation of this Agreement, may be determined by the Corporation's Board of Directors in its absolute and uncontrolled discretion, and any such determination shall be final, binding, and conclusive on all affected persons.

6.2 NOTICES. Any notice that a party may be required or permitted to give to the other shall be in writing, and may be delivered personally, by overnight courier or by certified or registered mail, postage prepaid, addressed to the parties at their current principal addresses, or such other address as either party, by notice to the other, may designate in writing from time to time.

6.3 LAW GOVERNING. This Agreement shall be governed by and construed in accordance with the laws of the State of Province of Alberta, Canada.

6.4 TITLES AND CAPTIONS. All section titles or captions contained in this Agreement are for convenience only and shall not be deemed part of the context nor effect the interpretation of this Agreement.

6.5 ENTIRE AGREEMENT. This Agreement contains the entire understanding between the parties and supersedes any prior understandings and agreements between them respecting the subject matter of this Agreement.


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6.6     AGREEMENT  BINDING.  This  Agreement  shall  be  binding upon the heirs, executors,  administrators,  successors  and  assigns  of  the  parties  hereto.

6.7 PRONOUNS AND PLURALS. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular, or plural as the identity of the person or persons may require.

6.8 FURTHER ACTION. The parties hereto shall execute and deliver all documents, provide all information and take or forbear from all such action as may be necessary or appropriate to achieve the purposes of the Agreement.

6.9 PARTIES IN INTEREST. Nothing herein shall be construed to be to the benefit of any third party, nor is it intended that any provision shall be for the benefit of any third party.

6.10 SAVINGS CLAUSE. If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid, shall not be affected thereby.

                            [Signatures on Next Page]


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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.
ASSURE ENERGY, INC.

By: /s/ Suzanne West
    --------------------------
       Name: Suzanne West
       Title: President

The undersigned Optionee hereby acknowledges receipt of an executed original of this Stock Option Agreement, accepts the Options granted thereunder, and agrees to the terms and conditions thereof.
OPTIONEE
PRIMORIS GROUP, INC.

By: /s/ Joseph Carusone
    --------------------------
       Name:  Joseph Carusone
       Title: President


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